EXHIBIT 10.32

                            THE MAHOPAC NATIONAL BANK
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT



THIS AGREEMENT is made this _____ day of _____________, 2000, by and between THE MAHOPAC NATIONAL BANK, a national bank located in Mahopac, New York (the "Bank"), and Stephen E. Garner (the "Executive").

                                  INTRODUCTION

To encourage the Executive to remain an employee of the Bank, the Bank is willing to provide supplemental retirement benefits to the Executive. The Bank will pay the benefits from its general assets.

                                    AGREEMENT

The Executive and the Bank agree as follows:


                                    Article I
                                   Definitions

1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

         1.1.1   "Benefit Percentage"  means 75%.

         1.1.2 "Change of Control" means a "Significant Event" followed within twelve (12) months by the Executive's Termination of Employment for reasons other than death, Disability, retirement or Termination for Cause. Appendix A will identify specific events which will not be considered a Change of Control.

         1.1.3 "Disability" means the Executive suffering a sickness, accident or injury which, in the judgment of a physician satisfactory to the Bank, prevents the Executive from performing substantially all of the Executive's normal duties for the Bank. As a condition to any benefits, the Bank may require the Executive to submit to such physical or mental evaluations and tests as the Bank's Compensation Committee deems appropriate.

         1.1.4   "Election Form"  means the Form attached as Exhibit 1.

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         1.1.5   "Early Retirement Date" means the date that the Executive has terminated employment after attaining his 55th birthday but before his 65th birthday provided he has completed at least 12 Years of Service.

         1.1.6 "Early Termination" means the Termination of Employment before Early Retirement Date for reasons other than Death, Disability or Termination for Cause.

         1.1.7 "Final Pay" means the total annual base salary payable to the Executive at the rate in effect on the date specified. Final Pay shall not be reduced for any salary reduction contributions: (i) to cash or deferred arrangements under Section 401(k) of the Code; (ii) to a cafeteria plan under Section 125 of the Code; or (iii) to a deferred compensation plan that is not qualified under Section 401 (a) of the Code.

         1.1.8 "Insurance Death Benefit" means an amount equal to the product of $50,000 and the number of the Executive's Years of Service, provided, however, that in no event shall the Insurance Death Benefit exceed $500,000.

         1.1.9   "Normal Retirement Age"  means the Executive's 65th birthday.

         1.1.10 "Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

         1.1.11 "Plan Year" means a twelve-month period commencing on April 15th and ending on April 14th of each year. The initial Plan Year shall commence on the effective date of this Agreement.

         1.1.12 "Rabbi Trust" means an irrevocable trust that is established for the benefit of the Executive and is subject to the claims of the Bank's general bankruptcy and insolvency creditors in accordance with
         Article 4 of this Agreement.

         1.1.13 "Significant Event" means the transfer of 51% or more of the Bank's outstanding voting common stock.

         1.1.14  "Termination for Cause" see Section 6.1.

         1.1.15 "Termination without Cause" means the Executive ceasing to be actively employed by the Bank involuntarily for any reason whatsoever, other than death, Disability, Change of Control or Termination for Cause.

         1.1.16 "Termination of Employment" means the Executive's ceasing to be actively employed by the Bank for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

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         1.1.17  "Years of Service" means the computation of the number of periods of 12 consecutive months, herein set forth, during which the Executive has been continuously employed by the Bank. The initial computation period shall begin with the Executive's date of hire and end 12 consecutive months later. Additional computation periods, if any, will be counted for each 12 consecutive month period thereafter that begins on the same month and day as the initial computation period in the following years and end 12 consecutive months thereafter. If there are any approved leaves of absence, the Executive shall be considered continuously employed for purposes of this Agreement.


                                    Article 2
                               Retirement Benefits

   2.1 Normal Retirement Benefit. If the Executive terminates employment on or after the Normal Retirement Age, the Bank shall pay to the Executive the benefit described in Section 2.1.1. in monthly installments for the greater of 180 months or the Executive's lifetime, or in a lump sum as described in Section
2.1.4. as elected by the Executive on the Election Form.

         2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is an amount equal to the difference between (a) the product of the Executive's Final Pay and the Benefit Percentage, and (b) the sum of the following:

                  2.1.1.1 Social Security Benefits. The monthly unreduced primary (not family) retirement benefit under the United States Social Security Act that the Executive would be eligible if the application were made as of the Executive's 65th birthday, assuming the Executive had earnings at or above maximum contribution and benefit base under Section 230 of the United States Social Security Act for his working career; and

                  2.1.1.2 Bank's Qualified Pension Plan Benefits. The Executive's accrued normal retirement benefit amount due the Executive from the Bank's defined benefit pension plan, when stated as the actuarial equivalent single life annuity.

         2.1.2 Payment of Benefit. The Bank shall pay the benefit to the Executive commencing in equal monthly installments on the first day of each month following the Executive's 65th birthday unless an effective lump sum election was made by the Executive on the Election Form.

         2.1.3 Election Changes. The Executive may modify his benefit payment election prior to retirement or termination of employment by filing a subsequent signed Election Form with the Bank. The modified Election Form will not be effective until 12 months following the date in which the modified Election Form is received by the Bank.

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         2.1.4   Lump Sum Benefit. In the event that a lump sum payment is to be made, the computation of a single sum benefit will be determined as follows: i) the monthly benefit will be determined under the appropriate paragraph of Article 2 herein, and ii) the single sum benefit will be determined by computing the present value of the projected stream of benefit payments using a discount rate equal to the then current 10 Year treasury rate, and a 180 month term of benefit payments.

   2.2 Early Retirement Benefit. If the Executive terminates employment on or after the Early Retirement Date and before the Normal Retirement Age, and for reasons other than death or Disability, the Bank shall pay to the Executive the benefit described in Section 2.2., in monthly installments for the greater of 180 months or the Executive's lifetime, or in a lump sum as described in Section
2.2.4 as elected by the Executive on the Election Form.

         2.2.1 Amount of Benefit. The annual benefit under this Section 2.2 shall be an amount equal to the annual benefit calculated under Section
         2.1.1 as if the date of the Executive's Termination of Employment was the Executive's Normal Retirement Date, multiplied by the applicable percentage from Schedule B.

         2.2.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in equal monthly installments commencing on the first day of the month following the Executive's 65th birthday unless an effective lump sum election was made by the Executive on the Election Form.

         2.2.3 Election Changes. The Executive may modify his benefit payment election as provided in Section 2.1.3.

         2.2.4 Lump Sum Benefit. In the event that a lump sum election was made and is in effect, the computation of a single sum benefit shall be determined as provided in Section 2.1.4.


   2.3 Early Termination Benefit. If the Executive terminates employment voluntarily before the Early Retirement Date for reasons other than death or Disability, the Bank shall have no obligation to pay, and the Executive shall have no right to receive, any retirement benefit under this Agreement whatsoever.

   2.4 Disability Benefit. Upon a Termination of Employment before the Normal Retirement Age due to Disability, the Bank shall pay to the Executive the benefit described in Section 2.4.1 in monthly installments for the greater of 180 months or the Executive's lifetime, or in a lump sum as described in Section
2.4.4 as elected by the Executive on the Election Form.

         2.4.1 Amount of Benefit. The annual benefit under this Section 2.4 shall be an amount equal to the benefit calculated under Section 2.1.1 as if the date of Termination of Employment was the Normal Retirement Date, multiplied by the applicable percentage from Schedule B.

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

         2.4.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in equal monthly installments commencing on the first day of the month following the Executive's 65th birthday unless an effective lump sum election was made by the Executive on the Election Form.

         2.4.3 Election Changes. The Executive may modify his benefit payment election as provided in Section 2.1.3.

         2.4.4 Lump Sum Benefit. In the event that a lump sum payment election was made and is in effect, the computation of a single sum benefit shall be determined as provided in Section 2.1.4.


   2.5 Termination without Cause Benefit. If the Executive's employment is terminated as a result of a Termination without Cause as defined in Section 1.1.15, then the Bank shall pay to the Executive the benefit described in this
Section 2.5.

         2.5.1 Amount of Benefit. The annual benefit under this Section 2.5 shall be an amount equal to the benefit calculated under Section 2.1.1 as if the date of Termination of Employment was the Normal Retirement Date, multiplied by a fraction (which shall not exceed 1.0), the numerator of which is the Executive's actual Years of Service and the denominator of which is 17, and multiplied by the applicable percentage from Schedule B.

         2.5.2 Payment of Benefit. The Bank shall pay the benefit to the Executive in equal monthly installments commencing on the first day of each month following the Executive's 65th birthday unless an effective lump sum election was made by the Executive on the Election Form.

    2.6 Change of Control Benefit. If the Executive is eligible to receive benefits under Section 2.1 or Section 2.2 or Section 2.5 of this Agreement on the date of a Change of Control, then the Bank shall pay to the Executive the benefit described in that Section in lieu of any other benefit due and owing under this Agreement. The Bank shall have no obligation to pay, and the Executive shall have no right to receive, any other benefit under this Agreement.

         2.6.1 Payment of Benefit. In the event of a Change of Control or if it is imminent that a Change of Control will occur within six (6) months, the Bank shall establish a Rabbi Trust and shall place in the Rabbi Trust the present value of the amounts necessary to fully fund the Bank's benefit obligation to the Executive, reduced by the amounts, if any, which the Bank has paid to the Executive (or his beneficiary) in accordance with the Agreement. The trustee of the Rabbi Trust shall pay the benefit to the Executive commencing on the first day of the month following the Executive's 65th birthday in the form elected by the Executive on the Election Form.

         2.6.2 Election Changes. The Executive may modify his benefit payment election as provided in Section 2.1.3.

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         2.6.3   Lump Sum Benefit. The computation of a single sum benefit shall be determined as provided in Section 2.1.4.



                                    Article 3
                                 Death Benefits

   3.1 Death During Active Service. If the Executive dies while in the active service of the Bank provided that the death occurs prior to the Executive's Normal Retirement Age, the Bank shall pay to the Executive's beneficiary the benefit described in this Section 3.1.

         3.1.1 Amount of Benefit. The annual benefit under this Section 3.1 is an amount equal to the Executive's projected annual retirement benefit as per the attached Schedule A.

         3.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the Executive's beneficiary in 12 equal monthly installments payable on the first day of each month commencing with the month following the Executive's date of death. The Executive shall receive the monthly installments for a total of 180 months.

   3.2 Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Bank shall pay the remaining benefits to the Executive's beneficiary at the same time they would have been paid to the Executive had the Executive survived; provided, however, that the Executive (and beneficiary) shall have no right to receive, and the Bank shall have no obligation to pay, more than 180 monthly payments (including all payments made prior to the Executive's death).

   3.3 Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Bank shall pay the benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death in 180 monthly payments commencing on the first day of the month following the date of the Executive's death.

   3.4 Death After Effective Date of this Agreement. If the Executive dies after the effective date of this Agreement and the Insurance Death Benefit exceeds the benefits that the Executive has earned under Articles 2 or 3, then, in lieu of the earned benefits under Article 2 or 3, the Bank shall pay the Executive's beneficiary an amount equal to the Insurance Death Benefit. In such an event, the Bank shall have no obligation to pay, and the Executive shall have no right to receive, any other benefit under this Agreement. All such amounts shall be paid in 180 monthly payments commencing on the first day of the month following the date of the Executive's death. It shall be the obligation of the beneficiary to notify the Bank in the event of the Executive's death.

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                                    Article 4
                                   Rabbi Trust

   4.1 Establishment of Rabbi Trust. The Bank may establish a Rabbi Trust into which the Bank may contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" as defined in the document which establishes such Rabbi Trust, until the contributed assets are paid to the Executive and the Executive's beneficiaries in such manner and at such times as specified in this Agreement. The Bank may make contributions to the Rabbi Trust to provide the Bank with a source of funds to assist it in meeting the liabilities of this plan. The Rabbi Trust shall be a grantor trust, the assets of the trust shall be carried on the Bank's balance sheet and said trust assets shall only be invested in assets which the FDIC allows. In the event of a Change of Control, sufficient assets may be contributed to the Rabbi Trust to fully fund the Bank's benefit obligation to the Executive, reduced by the amounts, if any, which the Bank has paid to the Executive or the Executive's beneficiary in accordance with this Agreement. The Rabbi Trust and any assets held therein shall conform to the terms of the Rabbi Trust agreement which may be established. To the extent the language in this Agreement is modified by the language in the Rabbi Trust agreement, the Rabbi Trust agreement shall supersede this Agreement.


                                    Article 5
                                  Beneficiaries

   5.1 Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Bank. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Bank during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate.

   5.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Bank may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Bank may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Bank from all liability with respect to such benefit.

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                                    Article 6
                               General Limitations

Notwithstanding any provision of this Agreement to the contrary, the Bank shall have no obligation to pay, and the Executive shall have no right to receive, any benefit under this Agreement upon the occurrence of any of the following:

   6.1 Termination for Cause. If the Bank terminates the Executive's employment for:

         6.1.1   Gross dereliction of duties; or

         6.1.2 Conduct that offends the standards of the community to such an extent that the good name and reputation of the Bank and/or The Bank of Castile and/or Tompkins County Trust Company and/or Tompkins Trustco, Inc. and/or any other subsidiary or affiliate of Tompkins Trustco, Inc. is significantly damaged within any of the communities served by such entities.


   6.2 Suicide or Misstatement. No benefits shall be payable if the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Bank.


                                    Article 7
                          Claims and Review Procedures

   7.1 Claims Procedure. The Bank shall notify any person or entity that makes a claim under this Agreement (the "Claimant") in writing, within ninety (90) days of Claimant's written application for benefits, of his or her eligibility or ineligibility for benefits under the Agreement. If the Bank determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Bank determines that there are special circumstances requiring additional time to make a decision, the Bank shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

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


   7.2 Review Procedure. If the Claimant is determined by the Bank not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Bank by filing a petition for review with the Bank within sixty (60) days after receipt of the notice issued by the Bank. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Bank of the petition, the Bank shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Bank orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Bank shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Bank, but notice of this deferral shall be given to the Claimant. The terms of this Section do not limit the ability of either party to pursue a claim in court or through arbitration.

                                    Article 8
                           Amendments and Termination

   8.1 This Agreement may be amended or terminated only by a written agreement signed by the Bank and the Executive, or their respective successors and may not be otherwise terminated except as provided herein.

                                    Article 9
                                  Miscellaneous

   9.1 Binding Effect. This Agreement shall bind the Executive and the Bank, and their beneficiaries, survivors, executors, administrators and transferees.

   9.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

   9.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

   9.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

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   9.5   Applicable Law. This Agreement and all rights hereunder shall be governed by and construed according to the laws of New York, except to the extent preempted by the laws of the United States of America; provided, however, that with respect to the Policies owned by the Bank or any insurable interest issues, the laws of Delaware shall govern.

   9.6 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Bank for the payment of benefits under this Agreement. The benefits represent the mere promise by the Bank to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Bank to which the Executive and beneficiary have no preferred or secured claim.

   9.7 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

   9.8 Administration. The Bank shall have powers which are necessary to administer this Agreement, including but not limited to:

         9.8.1   Interpreting the provisions of the Agreement;

         9.8.2 Establishing and revising the method of accounting for the Agreement;

         9.8.3   Maintaining a record of benefit payments; and

         9.8.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

   9.9 Named Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Bank shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Executive and a duly authorized Bank officer have signed this Agreement to be effective as of the date first above written.

Executive:                              Bank:
                                        THE MAHOPAC NATIONAL BANK

---------------------------------
                                        By
                                           --------------------------------
                                        Title
                                              -----------------------------

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


Stephen E. Garner

                                  EXHIBIT I TO
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                           Normal Retirement Benefits
                           --------------------------
I elect to receive my Normal Retirement Benefits under Section 2.1.2 of the Agreement in the following form:
[Initial One]

_____ Lump sum

_____ Monthly installments for the greater of: (1) 180 months; or (2) my lifetime.

                            Early Retirement Benefits
                            -------------------------
I elect to receive my Early Retirement Benefits under Section 2.2.2 of the Agreement in the following form:
[Initial One]

_____ Lump sum

_____ Monthly installments for the greater of: (1) 180 months; or (2) my lifetime.

                               Disability Benefits
                               -------------------
I elect to receive my Disability Benefits under Section 2.4.3 of the Agreement in the following form:
[Initial One]

_____ Lump sum

_____ Monthly installments for the greater of: (1) 180 months; or (2) my lifetime.

                           Change of Control Benefits
                           --------------------------
I elect to receive my Change of Control Benefits under Section 2.6.1 of the Agreement in the following form:
[Initial One]

_____ Lump sum

_____ Monthly installments for the greater of: (1) 180 months; or (2) my lifetime.

I understand that I may change the form of benefit elected as described in
Article 2 under the Agreement.

Signature ____________________________________

Date ________________________________________

Accepted by the Bank this ________ day of _______________   , _____.

By ________________________________________

Title _______________________________________

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


                            THE MAHOPAC NATIONAL BANK
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                  BENEFICIARY DESIGNATION FOR Stephen E. Garner


I designate the following as beneficiary of any death benefits under The Mahopac National Bank Supplemental Executive Retirement Agreement:

Primary: ___________________________________________________________________

____________________________________________________________________________

Contingent: ________________________________________________________________

____________________________________________________________________________

Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of the trust agreement.

I understand that I may change these beneficiary designations by filing a new written designation with the Bank. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named my spouse as beneficiary, in the event of the dissolution of our marriage.


Signature: __________________________________________________

Date:  _____________________________________________________

Accepted by the Bank this__________ day of _____________ ,  ______.

By: _______________________________________________________

Title: ______________________________________________________


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


                                   Schedule A












            ---------------------------------------------------------

             Name                       Projected Retirement Benefit
            ---------------------------------------------------------

             Stephen E. Garner                    144,167
            ---------------------------------------------------------







* Assumes a 3% salary scale and 3% inflation for social security calculation. Benefit formula is 75% of Final Pay offset by 100% of Social Security and 100% of any Qualified Pension Plan benefits.

The amount will be automatically updated for actual salary changes as they occur.

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


                                   Schedule B






            -----------------------------------------------------------------
               Age at Early Retirement or                    Applicable
                      Termination                            Percentage
            -----------------------------------------------------------------
                     55 or Younger                               70%
            -----------------------------------------------------------------
                          56                                     73%
            -----------------------------------------------------------------
                          57                                     76%
            -----------------------------------------------------------------
                          58                                     79%
            -----------------------------------------------------------------
                          59                                     82%
            -----------------------------------------------------------------
                          60                                     85%
            -----------------------------------------------------------------
                          61                                     88%
            -----------------------------------------------------------------
                          62                                     91%
            -----------------------------------------------------------------
                          63                                     94%
            -----------------------------------------------------------------
                          64                                     97%
            -----------------------------------------------------------------


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


                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                                   APPENDIX A



"Change of Control" as defined at Paragraph 1.1.2 and described further at Paragraph 2.6 hereof shall not be deemed to have occurred should (i) members of the Spain family elect to purchase all or any portion of the shares of capital stock of The Mahopac National Bank owned by Tompkins Trustco Inc. or (ii) Tompkins Trustco Inc. elect to purchase all of the shares of capital stock of The Mahopac National Bank owned by the members of the Spain family and their affiliates. Should the parties elect to mutually sell their shares to a third party, then a "Change of Control" shall be deemed to have occurred.


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